Exhibit 10.5

AMENDMENT NO. 1 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 1 to Collaboration and License Agreement (the “Amendment”) entered into and effective on June 14, 2019 (the “Amendment Execution Date”), is made by and between Voyager Therapeutics, Inc., a Delaware corporation, having its principal place of business at 75 Sidney Street, Cambridge, MA 02139 (“Voyager”), and Neurocrine Biosciences, Inc., a Delaware corporation, having its principal place of business at 12780 El Camino Real, San Diego, CA 92130 (“Neurocrine”).  Voyager and Neurocrine each may be referred to individually as a “Party”, or together as the “Parties” Capitalized terms that are not defined in this Amendment shall have the meaning set forth in the Agreement (as defined below).

WHEREAS, on January 28, 2019, Voyager and Neurocrine entered into a Collaboration and License Agreement (the “Agreement”);

WHEREAS, Voyager intends to enter into a Termination Agreement with Genzyme (the “Genzyme Termination Agreement”), terminating Genzyme’s rights under the Genzyme Agreement to the FA Program outside the United States;

WHEREAS, the Parties desire to amend the Agreement to modify the definition of “Territory” as set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby agree to modify the Agreement as follows:

1.

In consideration for agreements made in this Amendment, upon the effectiveness of the Genzyme Termination Agreement, Neurocrine shall pay Voyager a one-time, non-refundable, non-creditable upfront payment of Five Million Dollars ($5,000,000) within five (5) Business Days (the “Amendment Effective Time”), provided that Voyager and Genzyme enter into the Genzyme Termination Agreement no later than July 31, 2019 (unless extended by written agreement between the Parties).  Voyager shall provide Neurocrine written notice confirming that Voyager and Genzyme have entered into the Genzyme Termination Agreement and that the Genzyme Termination Agreement is effective.

2.

As of the Amendment Effective Time, Genzyme’s rights to the FA Program outside the United States shall be deemed to have expired, and the terms of Section 5.4 of the Agreement regarding the expanded definition of Territory with respect to Neurocrine’s rights to the FA Program outside the United States shall automatically come into effect.

3.	As of the Amendment Effective Time, the Territory will be expanded to include countries outside the United States with respect to the FA Program under the terms of the Agreement.

As contemplated pursuant to Section 2.1.2 of the Agreement, as of the Amendment Execution Date, the Parties hereby mutually agree that the Potential Target List shall consist of the Targets set forth on EXHIBIT A to this Amendment.

4.	All other terms and conditions in the Agreement that are not hereby amended are to remain in full force and effect.
5.

This Amendment may be executed in two or more counterparts, including by facsimile or PDF signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Execution Date.

VOYAGER THERAPEUTICS, INC.NEUROCRINE BIOSCIENCES, INC.

By:  /s/ Andre TurenneBy:  /s/ Matthew Abernethy

Name: Andre TurenneName: Matthew C Abernethy

Title: Chief Executive Officer,Title: Chief Financial Officer

         President, and Director